UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2008

Jones Soda Co.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-28820	91-1696175
(Commission File Number)	(IRS Employer Identification No.)

234 Ninth Avenue North, Seattle, Washington	98109
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2008, the Board of Directors of Jones Soda Co. (the “Company”), upon review and recommendation of the Compensation Committee, approved the following compensation for each of Scott Bedbury, the interim chairman of the Board of Directors of the Company, and Stephen C. Jones, the interim Chief Executive Officer of the Company: (i) $15,000 per month for December 2007 and each of January, February and March 2008; and (ii) options to purchase 20,000 shares of the Company’s Common Stock pursuant to the Company’s 2002 Stock Option and Restricted Stock Plan at an exercise price equal to the closing price of the Company’s Common Stock on the date of grant, which options shall vest in full and become immediately exercisable upon the earlier of the hiring by the Company of a full-time chief executive officer or April 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO.
(Registrant)

Date: February 4, 2008	By:	/s/ Hassan N. Natha
Hassan N. Natha
Chief Financial Officer